                                      Filed Pursuant to Rule 424(b)(3) and (c)
                                              Registration File No.: 333-06793





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                         PROSPECTUS SUPPLEMENT NO. 10
                             dated July 30, 1997
                     (To Prospectus dated July 18, 1996)
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                            SFX BROADCASTING, INC.

   This Prospectus Supplement supplements the Prospectus dated July 18, 1996 (the "Prospectus") by SFX Broadcasting, Inc. ("SFX") relating to the resale by certain securityholders of SFX of certain shares of Series D Cumulative Convertible Exchangeable Preferred Stock (the "Series D Preferred Stock") of SFX, upon the terms and subject to the conditions set forth in the Prospectus.

   This Prospectus Supplement should be read in conjunction with the Prospectus, and this Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information herein contained supersedes the information contained in the Prospectus.

            The date of this Prospectus Supplement is July 30, 1997

   This Prospectus Supplement No. 10 dated July 30, 1997, hereby further amends the Prospectus dated July 18, 1996, Prospectus Supplement No. 1 dated
October 1, 1996, Prospectus Supplement No. 2 dated October 18, 1996, Prospectus Supplement No. 3 dated November 7, 1996, Prospectus Supplement No. 4 dated November 22, 1996, Prospectus Supplement No. 5 dated December 17, 1996, Prospectus Supplement No. 6 dated January 27, 1997, Prospectus Supplement No. 7 dated March 20, 1997, Prospectus Supplement No. 8 dated May 7, 1997 and Prospectus Supplement No. 9 dated May 16, 1997 as follows:

   The section of the Prospectus entitled "Selling Securityholders" is hereby amended by adding the following table:


                        BENEFICIAL OWNERSHIP                  BENEFICIAL OWNERSHIP
                         ON THE DATE HEREOF                       AFTER SALE*
                     ------------------------              ------------------------
                                                NUMBER OF
                       NUMBER OF   PERCENT OF   SHARES TO    NUMBER OF   PERCENT OF
         NAME           SHARES       CLASS      BE OFFERED    SHARES       CLASS
-------------------- ----------- ------------ ------------ ----------- ------------
DREYFUS GROWTH AND       75,000       2.5          75,000        0            **
 INCOME FUND

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* Assumes the sale of all shares of the Series D Preferred Stock being offered by the Registration Statement of which this Prospectus is a part.
**       Less than 1%.

   The Series D Preferred Stock is exchangeable for Exchange Notes and convertible into SFX Class A Common Stock as described in the Prospectus. The foregoing chart assumes no such conversion or exchange.

   No other change or amendment is made hereby.